UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

September 7, 2021

Date of Report (Date of earliest event reported)

Berkeley Lights, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

001-39388

(Commission

File Number)

5858 Horton Street, Suite 320

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	BLI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2021, the Board of Directors (the “Board”) of Berkeley Lights, Inc. (the “Company”) increased the authorized number of directors for its Board of Directors from eight (8) to nine (9) and appointed Siddhartha Kadia, Ph.D., to the Board as a Class I director, effective as of September 7, 2021, to serve for a term expiring at the Company’s 2024 annual meeting of stockholders. Also effective September 7, 2021, the Board appointed Dr. Kadia to serve as a member of the Audit Committee of the Board, with John Chiminski stepping off of the Audit Committee, and to serve as a member of the Compensation Committee of the Board, with Michael Moritz stepping off of the Compensation Committee.

As provided in the Company’s Non-Employee Director Compensation Program, as amended (the “Director Compensation Program”), Dr. Kadia will receive an annual cash retainer of $40,000 per year and additional annual retainers for committee service as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2021 (the “2021 Proxy Statement”). Under the Director Compensation Program, upon the effectiveness of his appointment, Dr. Kadia will be automatically granted an option to purchase 4,900 shares of the Company’s common stock (the “Initial Option”), as well as an award of 4,900 restricted stock units (the “Initial RSU Award”), in each case pursuant to the Company’s 2020 Incentive Award Plan (the “2020 Plan”). The Initial Option will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Initial RSU Award will vest as to one-third of the restricted stock units on the first anniversary of the grant date and vest thereafter in equal quarterly installments for the following two years, subject to continued service through each applicable vesting date. In addition, following each annual meeting of the Company’s stockholders, Dr. Kadia will automatically be granted an option to purchase 4,900 shares of the Company’s common stock (the “Annual Option”), as well as an award of 1,400 restricted stock units (the “Annual RSU Award”), in each case pursuant to the 2020 Plan. Each Annual Option and Annual RSU Award will vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting, subject to continued service through such date. The exercise price per share of the Initial Option and each Annual Option will equal to the fair market value of a share of the Company’s common stock on the grant date, and all annual and initial awards will vest in full upon the consummation of a Change in Control (as defined in the 2020 Plan). The Company also entered into the Company’s standard indemnification agreement with Dr. Kadia. Please see the descriptions of the Company’s standard indemnification agreement and the 2020 Plan contained in the 2021 Proxy Statement for additional information.

There are no arrangements or understandings between Dr. Kadia, on the one hand, and any other persons, on the other hand, pursuant to which Dr. Kadia was selected as a director of the Company. Dr. Kadia is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKELEY LIGHTS, INC.

Date: September 9, 2021	By:	/s/ Stuart Merkadeau
	Name:	Stuart Merkadeau
	Title:	General Counsel